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IMOWITZ KOENIG & CO., LLP
CERTIFIED PUBLIC ACCOUNTANTS


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by Insignia Properties Trust on Form S-4 our report dated February 18, 1997, on audits of the combined financial statements of National Property Investor and Century Properties PArtnershits as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996. We also consent to the reference to our firm under the caption "Experts"

                                                 /s/ IMOWITZ KOENIG & CO., LLP

New York, NY
May 22, 1998